Exhibit 99.1

              ITT INDUSTRIES REAFFIRMS Q1 AND FY 2006 EPS GUIDANCE

NEW YORK, March 8 /PRNewswire-FirstCall/ -- ITT Industries, Inc. (NYSE: ITT) Chief Executive Officer Steven Loranger will today reaffirm the company's 2006 earnings forecast of $0.59 - $0.61 per share for the first quarter and $2.89 - $2.96 per share for the full year, including the impact of FAS123R and the two-for-one stock split that occurred on February 21, 2006. Loranger's comments are to come during his presentation at the 19th annual Citigroup Global Industrial Manufacturing Conference in New York City, scheduled to begin at 2:15 p.m. EST today.

Loranger's entire presentation will be webcast live at:
http://www.veracast.com/webcasts/citigroup/im2006/31208109.cfm

About ITT Industries

ITT Industries, Inc. (http://www.itt.com) supplies advanced technology products and services in key markets including: fluid and water management including water treatment; defense communication, opto-electronics, information technology and services; electronic interconnects and switches; and other specialty products. Headquartered in White Plains, NY, the company generated $7.4 billion in 2005 sales. In addition to the New York Stock Exchange, ITT Industries stock is traded on the Pacific, Paris, London and Frankfurt exchanges.

SOURCE  ITT Industries, Inc.
     -0-                             03/08/2006
     /CONTACT:  Tom Glover, +1-914-641-2160, tom.glover@itt.com /
     /Web site:  http://www.itt.com /